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        [CANADA LIFE LOGO]
                                   Canada Life Insurance          Exhibit 10(a)
                                   Company of America

                                   CRAIG R. EDWARDS
                                   Chief Legal Counsel

                                   P.O. Box 105087
                                   Atlanta, GA  30348

                                   (770) 779-2209
                                   (800) 333-2542
                                   Fax:  (770) 618-4789
                                   craig_edwards@canadalifeus.com


September 9, 2002

Board of Directors
Canada Life Insurance Company of America
Canada Life of America Variable Annuity Account 1
6201 Powers Ferry Road, NW
Atlanta, Georgia 30339

Ladies and Gentlemen:

I hereby consent to the use of may name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 20 under the Securities Act of 1933 and Post-Effective Amendment No. 25 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (File No. 33-28889) filed by Canada Life Insurance Company of America and Canada Life of America Variable Annuity Account 1 with the Securities and Exchange Commission. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Sincerely,



                                    /s/ Craig R. Edwards
                                    --------------------
                                    Craig R. Edwards
                                    Chief Legal Counsel, U.S. Division